Perma-Fix Reports Preliminary Results for Fiscal 2018

Announces $17 million in new contract awards for 2019

ATLANTA – March 28, 2019 – Perma-Fix Environmental Services, Inc. (NASDAQ: PESI) (the “Company”) today announced preliminary results for the fourth quarter and full year ended December 31, 2018. Revenue for the year ended December 31, 2018 is expected to be $49.5 million compared to $49.8 million in prior year. Net loss attributable to Common Stockholders for the year ended December 31, 2018 is expected to be $1.4 million compared to $3.7 million in prior year.

Mark Duff, Chief Executive Officer, stated, “Though the results in 2018 did not meet our expectations, we are excited with the changes in the Company over the past several months including the completion of the cleanup phase of the M&EC facility closure and the startup of the GeoMelt technology. In addition, we are beginning to realize a return on our business development strategy as we have been awarded several new projects in March that will further increase our funded backlog and bolster our Services Segment beginning in the second quarter of 2019. These wins, which will be formally signed and announced in the coming weeks, include remediation work in Canada as well as several DOE locations throughout the United States. We expect the total contract value of these awards to collectively be approximately $17 million, be earned in 2019 and include significant out-year potential. We believe these awards are a direct result of the improvements we made last year within our business development organization.”

The Company is in the process of completing the audit of the results for the fourth quarter and full year ended December 31, 2018, which will be separately announced and included in the Company’s Form 10-K to be filed with the Securities & Exchange Commission.”

About Perma-Fix Environmental Services

Perma-Fix Environmental Services, Inc. is a nuclear services company and leading provider of nuclear and mixed waste management services. The Company’s nuclear waste services include management and treatment of radioactive and mixed waste for hospitals, research labs and institutions, federal agencies, including the DOE, the Department of Defense (DOD), and the commercial nuclear industry. The Company’s nuclear services group provides project management, waste management, environmental restoration, decontamination and decommissioning, new build construction, and radiological protection, safety and industrial hygiene capability to our clients. The Company operates three nuclear waste treatment facilities and provides nuclear services at DOE, DOD, and commercial facilities, nationwide.

Please visit us at http://www.perma-fix.com.

This press release contains “forward-looking statements” which are based largely on the Company’s expectations and are subject to various business risks and uncertainties, certain of which are beyond the Company’s control. Forward-looking statements generally are identifiable by use of the words such as “believe”, “expects”, “intends”, “anticipate”, “plan to”, “estimates”, “projects”, and similar expressions. Forward-looking statements include, but are not limited to: revenues and net loss; formally sign contracts from new project awards in the coming weeks; increase our funded backlog and bolster our Services Segment beginning in the second quarter of 2019; the total contract value of these new awards should collectively be approximately $17 million and earned in 2019 and could likely include significant out-year potential; and benefit of the startup of the GeoMelt technology. These forward-looking statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. While the Company believes the expectations reflected in this news release are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this release, including, without limitation, future economic conditions; industry conditions; competitive pressures; our ability to apply, commercialize, and market our new technologies; the government or such other party to a contract granted to us fails to abide by or comply with the contract or to deliver waste as anticipated under the contract; completion of construction projects on a timely basis; regulatory approvals; Congress provides continuing funding for the DOD’s and DOE’s remediation projects; ability to obtain new foreign and domestic remediation contracts; our ability to fund the commercialization of our technology; changes required by the auditors; and the additional factors referred to under “Risk Factors” and “Special Note Regarding Forward-Looking Statements” of our 2017 Form 10-K and subsequently filed Form 10-Qs during 2018. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

Please visit us on the World Wide Web at http://www.perma-fix.com.

Contacts:

David K. Waldman-US Investor Relations

Crescendo Communications, LLC

(212) 671-1021

Herbert Strauss-European Investor Relations

herbert@eu-ir.com

+43 316 296 316